UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: January 6, 2004






                         WORLD TRANSPORT AUTHORITY, INC.
             (Exact name of registrant as specified in its charter)



            Alberta, BC                            93-1202663
    (State of Incorporation)           (I.R.S. Employer Identification No.)

                              140 West Park Avenue
                           El Cajon, California 92020
                    (Address of Principal Executive Offices)




                       (619) 593-2440 Fax: (619) 593-2444
          (Registrant's telephone and fax number, including area code)

















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Item 5.  Other Events.

     World Transport Authority, Inc. Board of Directors removed Lyle Wardrop as President of the company and its operating subsidiary World Transport Authority, Inc., a Nevada corporation, on December 19, 2003. Further, Mr. Wardrop, voluntary submitted his resignation from the Board of Directors on December 22, 2003, citing as his reason, the Board's lack of confidence in him.

     On December 29, 2003, World Transport Authority, Inc. appointed Nicholas
M. Kennedy as an interim director to replace Mr. Wardrop. Mr. Kennedy accepted that position on December 29, 2003. Mr. Kennedy is a Canadian citizen and nephew to the Company Chairman and Chief Executive Officer William C. Kennedy. Nicholas Kennedy has a diverse back ground in Sales and Marketing of Telecommunications. Further, Mr. Kennedy has worked for many years in Non-Governmental Humanitarian Organizations, Co-founding the River of Life Humanitarian Organization (ROL) in Zagreb, Croatia. He was the Receiving/Distributing Consultant for over $3,000,000 in Humanitarian Aid Shipments for refugees and displaced people for ROL in Croatia and logistic officer for ROL in opening up ROL's efforts in Sarajevo, Bosnia and Herzegovina. He was a consultant to Grace International in Oakland, California and Co-founded Grace International Ministries in Osaka, Japan. Currently Mr. Kennedy is Vice-President of Grace International Ministries in Osaka, Japan.

     On December 19, 2003, World Transport Authority, Inc. appointed John F. Tidy as interim President of the company to replace Lyle Wardrop. Mr. Tidy is currently a member of the Board of Directors and has worked for the company for a number of years heading up the company's Philippines operation.

     On December 31, 2003, World Transport Authority, Inc. established a wholly owned subsidiary Autotech International Corporation, a Nevada corporation, to take on the role of marketing company products. William C. Kennedy was appointed by the Board of Directors as the initial
Director/Officer of the new corporation.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 World Transport Authority, Inc.


Date: January 6, 2004                 By: /s/ William C. Kennedy
                                     -----------------------------------
                                         William C. Kennedy
                                         Chief Executive Officer







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